Exhibit 10.6

EXECUTIVE EMPLOYMENT AGREEMENT

This AGREEMENT is made as of the 1st day of April, 2006 (“Effective Date”), between Envivio Inc. located at 400 Oyster Point Boulevard, Suite 325, South San Francisco, CA 94080 (the “Company”), and Mr. Julien Signes (the “Executive”).

WHEREAS, the Company desires to employ the Executive and the Executive wishes to be employed by the Company according to the terms and conditions set forth in this Agreement.

1.	TERM

Subject to the terms of Section 4(e), the Company shall employ the Executive, and the Executive shall serve the Company according to the terms of this Agreement at the location stipulated in the preamble to this Agreement. This Agreement is not intended to have a fixed term nor shall it be construed as having a minimum fixed term and the Executive’s employment by the Company shall be considered by both paries to be “at will.”

2.	CAPACITY

The Executive shall serve the Company as its President and Director, reporting directly to the Board of Directors of the Company (“Board”). During the term of this Agreement, the Executive shall, except during vacation, sick leave, personal time or other leave permitted under the Company’s policies devote his attention and skill during normal business hours to his duties under this Agreement; and to the best of his abilities faithfully, diligently and competently perform such duties and exercise such powers as may be from time to time assigned to or vested in him by the Board; obey to the best of his ability reasonable directions of the Board; use his best efforts to promote the interests of the Company; and to the best of his abilities duly, punctually and faithfully perform and observe any and all rules, regulations and policies which the Company may now or shall hereafter formally communicate to its Executives governing the conduct of its business.

3.	COMPENSATION

The Executive shall be compensated as follows:

a.

During the Term of this Agreement, the Company shall pay the Executive a base salary of not less than an annual amount equal to $180,000 (One Hundred and Eighty Thousand Dollars U.S.), less applicable withholding taxes and any other withholdings required by law or which are the result of the Executives benefits package, which shall be payable periodically in accordance with the Company’s then prevailing payroll practices. If this Agreement is executed after the Effective Date then all obligations shall be retroactive to the Effective Date.

b.

The Executive shall also be entitled to a performance bonus (“Short Term Bonus) up to 20% of the base salary based on the Executive Bonus and Performance Plan which shall include an evaluation of the achievement of yearly financial plan and other objectives, as evaluated by the Board. Payment for the bonus shall be made in July and January based on the performance for the previous period(s) for which no Short Term Bonus has been paid.

c.	The Executive shall be entitled to receive the benefits granted to all full-time employees in the position comparable to the Executive’s and under the Company’s Employee Handbook for U.S. Employees.

4.	TERMINATION

This Agreement shall terminate as follows:

a.

This Agreement shall terminate automatically upon voluntary resignation from the Company by the Executive. The Executive will be paid any salary, unpaid expenses, bonuses (provided they are earned and payable pursuant to the applicable bonus plan on or prior to such termination) and benefits earned and unpaid to the date of resignation (including all vested amounts accrued by the Executive’s 401 (k) plan, if any), and will be entitled to no other payments from the Company. The Executive shall provide provide the Company with a minimum of four weeks of notice before the effective date of resignation. However, the Company will have the sole option of reducing the notice period.

b.

This Agreement shall terminate automatically upon the death of the Executive. Upon such termination, the Executive’s estate will be paid any salary, unpaid expenses, bonuses (provided they are earned and payable pursuant to the applicable bonus plan on or prior to such termination) and benefits earned and unpaid to the date of death (including all vested amounts accrued by the Executive’s 401(k) plan, if any), and will be entitled to no other payment from the Company except the proceeds of any applicable life insurance plans.

c.

The Company may terminate the Executive’s employment if the Executive suffers from a physical or mental disability to an extent that such disability renders it impossible for the Executive, with reasonable accommodation, to continue performing his duties under this Agreement. The Executive shall be deemed to be so disabled if (i) a mutually agreeable physician advises the Company that the Executive’s physical or mental condition will render the Executive unable, despite reasonable accommodation, to perform his duties for a period exceeding eight consecutive months. Upon such termination without cause, the Executive will be paid any salary, unpaid expenses, bonuses (provided they are earned and payable pursuant to the applicable bonus plan on or prior to such termination) and benefits earned and unpaid to the date of termination (including all vested amounts accrued by the Executive’s 401 (k) plan, if any), and will be entitled to no other payments from the Company except the payments stipulated in Section 5 and any short-term or long-term disability plan of the Company in which the Executive is a participant.

d.

The Executive may be terminated by the Company at any time for “cause” with immediate effect; “cause” shall mean the determination of the Board that the Executive has engaged in conduct constituting (i) misappropriation of funds by the Executive, (ii) any act by the Executive meant to be willfully and intentionally detrimental to the reputation or business of the Company, (iii) willful and intentional unauthorized disclosure of trade secrets or confidential information by the Executive, (v) a breach of the Executive’s fiduciary duty to the Company, or (v) the Executive’s conviction of a felony. Upon such termination, the Executive will be paid any salary, unpaid expenses, bonuses (provided they are earned and payable pursuant to the applicable bonus plan on or prior to such termination) and benefits earned and unpaid to the effective date of termination (including all vested amounts accrued by the Executive’s 401 (k) plan, if any), and will be entitled to no other payments from the Company.

e.

The Company may terminate the Executive’s employment at any time without cause and with effect on a date to be determined by the Company, in its sole discretion. Termination by the Company without cause shall result in the application of Section 5 hereof. If the Company merges with another company or another company shall acquire the Company and the Executive is not offered within the new company and in the same office area a position be considers equivalent to his current position then for purposes of this Agreement, such termination of the Executive’s employment shall be deemed a termination by the Company without cause and Section 5 shall apply. A material change in duties or responsibilities shall also constitute a termination without cause and Section 5 shall apply.

f.

Upon termination of the Executive’s employment with the Company for any reason: (i) any outstanding funds advanced by the Company to or on behalf of the Executive shall become due and payable within sixty days; (ii) the Executive shall promptly resign all directorships and officerships he may hold with the Company or with any of its affiliates and (iii) all property of the Company shall be immediately returned (iv) all outstanding and pending expense reports shall immediately be filed and paid by the Company and (v) all payments due to the Executive pursuant to this Agreement shall be promptly made.

5.	CONSULTING ARRANGEMENTS

The Company and the Executive hereby agree that if the Executive’s employment terminates pursuant to Section 4(c) and/or Section 4(e) hereof, then on the date of such termination (the “Consulting Commencement Date”), the Company shall retain the services of the Executive, and the Executive shall agree, to provide advisory and consulting services to the Company (as set forth below) for a six month period (the “Consulting Period”) commencing on the Consulting Commencement Date, on the terms set forth in this Section 5 (the “Consulting Arrangements”).

Consulting Services: Fee. The advisory and consulting services to be provided by the Executive pursuant to this Section 5 shall be rendered on a non-exclusive basis. The Executive agrees to be available, upon reasonable request, for consultation and advice on matters relating to the business of the Company for five hours during each month during the Consulting Period, which consultation and advice may be mutually agreed to be by telephonic conversation and/or written report. Even though the Executive is only required to provide five hours of consultation each month during the Consulting Period, the Executive shall be paid at a rate equal to his annual salary in effect on the Termination Date, for his services during the Consulting Period (the “Consulting Fee”) as if the Executive were a full-time employee. The six month Consulting Period will be paid on a one-time non-refundable lump sum basis on the Consulting Commencement Date.

Other Matters: In connection with the termination of the Executive’s employment under Sections 4(b), (c) or (e) and during the Consulting Period, the parties further agree as follows:

a.

the Company shall pay the Executive a prorated portion of the Short Term Bonus based on the Company’s and Executive’s reasonable evaluation of the Executive’s performance with respect to the objectives defined in Exhibit B hereof; and

b.

the Company shall continue to provide the Executive with coverage under the Company’s medical benefit plans to the same extent as if the Executive participated in such plans prior to the termination of his employment with the Company; at the expiration of the Consulting Period the Executive shall be able to obtain insurance continuation coverage at his own expense, as is required under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) and the COBRA period shall be deemed to have taken effect as of the end of the Consulting Period; and

c.

the Company shall pay other regular and customary benefits (other than cash severance payments) that the Company makes available to full-time employees, that are terminated provided it is not already described above.

Except as set forth in this Section 5, during the post employment Consulting Period the Executive shall have no right to any benefits granted by the Company to regular or executive employees including, but not limited to, vacation accrual, accrual of sick days, payment of a bonus.

Termination. The Executive’s decision to accept full-time employment with a third party during the Consulting Period does not terminate or otherwise affect in any way the Company’s obligation to continue to comply with the terms of this Section 5. Once the Consulting Period expires then the Executive shall be entitled to such insurance continuation coverage, at his own expense, as is required under the Consolidated Omnibus Budget Reconciliation Act of 1986.

6.	CONFIDENTIALITY

The Executive agrees to be bound by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

7.	INTELLECTUAL PROPERTY

The Executive hereby agrees that any and all improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets and other proprietary information (collectively, “Work Product”) within the scope of any business of the Company or any affiliate which the Executive may conceive or make or have conceived or made during his employment with the Company shall be and are the sole and exclusive property of the Company, and that the Executive shall, whenever requested to do so by the Company, at its expense, execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate (i) in order to apply for, obtain, maintain, enforce or defend letters patent of the United States or any foreign country for any Work Product, or (ii) in order to assign, transfer, convey or otherwise make available to the Company the sole and exclusive right, title and interest in and to any Work Product. In addition to and not in limitation of the foregoing, the Executive acknowledges and agrees to be bound by the Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

Reference is made to Exhibit B to this Agreement reprinting the text of Sections 2870 through 2872 of the California Labor Code. Execution of this Agreement by the Executive shall confirm that the Executive has received and read such Exhibit B. The provisions of this Section 9 shall not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code.

8.	MISCELLANEOUS

a.

Damages. The parties agree that any breach of this Agreement by either party could cause irreparable damage and that in the event of such breach both parties shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of their obligations hereunder.

b.

Notices. Any notice or other communication required or permitted under this agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

If to the Company:

Envivio, Inc.

400 Oyster Point Boulevard

Suite 325

South San Francisco, California

94080

Attention: CFO

If to the Executive:

Julien Signes

[Address]

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

c.

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the Executive’s employment by the Company, and supersedes and is in full substitution for any and all prior understandings, representations or agreements, whether written or oral, express or implied, with respect to the Executive’s employment

d.

Modifications. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision of this Agreement may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto of any provision of this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

e.

Consultancy’s, Agencies, Directorships. Nothing in this Agreement restricts the Executive from engaging in non-competitive consultancies, agencies, directorships or other remunerated or non-remunerated activities involving third parties.

f.

Successors and Heirs. This agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representations. Neither this Agreement nor any right or obligation under this Agreement may be assigned by the Company (except to an affiliate) or by the Executive.

g.

Severability and Waiver. In case any one or more of the provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

h.

Governing Law. This Executive Employment Agreement shall be deemed to be made and entered into in the State of California, This Executive Employment Agreement shall in all respects be interpreted, enforced and governed under the internal and domestic laws of said State of California without giving effect to the principles of conflict of law therefrom.

i.	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

j.	Interpretation. All provisions of this Agreement are to be interpreted according to its fair meaning and not for or against any particular party.

k.	Headings. The headings of the various sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above and as an instrument under seal.

ENVIVIO, INC.	Julien Signes

/s/ Albert Liong	/s/ Julien Signes
for Envivio Inc.	Signature